Broadcast International Revises Private Placement and Modifies Technology License Agreement with Yang Lan Studios

Share Exchange Agreement with Sun Media Investment Holdings

and License with BroadVision Reversed

SALT LAKE CITY, UT—January 25, 2007 -- Broadcast International Inc. ("Broadcast") (OTC BB:BCST) today announced that it has agreed with Yang Lan Studios Ltd. (“YLS”), Sun Media Investment Holdings (“SMIH”) and Broadvision Global Limited (“Broadvision”) to revise the license agreements, share exchange and private placement of the Company’s stock  as previously announced on August 24, 2006 as follows:

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The license for YLS’ ePublishing technology will be reduced to 1,500,000 shares from 4,000,000

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The license for Broadvision’s Internet Protocol TV platform has been cancelled and the 2,000,000 shares of Broadcast’s common stock will be returned

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The share exchange between SMIH and Broadcast, in which SMIH received 3,000,000 shares of Broadcast common stock and Broadcast received 1,515,544 shares of Sun New Media common stock (OTCBB: SNMD) will be reversed and all shares returned to the respective parties and

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The Company will refund to YLS $500,000 of the private placement YSL invested in Broadcast along with all rights granted under an investment memorandum with Validian Corporation (OTCBB: VLDI), and YLS will return the 666,667 shares and the warrants to purchase 5,500,000 shares of Broadcast’s common stock.

As a result of the aforementioned revisions to the agreements, the Company expects to reduce its diluted share count by 13,666,667.  YSL will retain 1,500,000 shares of Broadcast in exchange for the license agreement for its e-Publishing technology; however, Dr. Bruno Wu decided to resign his seat on Broadcast’s Board of Directors, effective immediately.

Commenting on the developments, Rod Tiede, Broadcast’s president and CEO, said, “While we have confidence the relationships with YLS, SMIH and Broadvision established under the original transactions could prove advantageous over time, stock market developments over the last few months have altered the dynamics of our original arrangement, causing us to reconsider its design.  We believe these adjustments are in the best interest of Broadcast’s common share holders, as we further develop our relation with Dr. Wu and his technology enterprises.”

Dr. Wu added, "Our goal was to develop a foundation though which our respective businesses could benefit from participating in growing worldwide market opportunities, especially in China.  Although the dynamics may have changed the momentum of our business relationship, we believe that synergies coexist and will prove to serve our best interests in the future.  Our business entities will continue to identify opportunities on which we can partnership together for the financial benefit of our companies and their shareholders.”  Dr. Bruno added, “We continue to hold 1.5 million shares of Broadcast.  There is a vested interest in pursuing mutually beneficial opportunities.  My decision to resign from Broadcast’s board was based on my determination to focus more of my time on solidifying Sun New Media’s leadership position in deploying media content to create and facilitate commerce with small business and urban consumer communities.  I have been very active in with the forthcoming launches of NextPay, a versatile, electronic payment system, and NextShow Consumer e-Guide, a digital catalog that displays and recommends products to consumers; in addition to adding seasoned professionals to Sun’s management team and Board of Directors.  I am please to add that Sun New Media has achieved significant progress in the resumption of its business growth.”

About Broadcast International

Broadcast International is a leading provider of video-powered business solutions, including IP and digital satellite, Internet streaming, and other types of wired/wireless network distribution. In addition, BI assists clients with video production, rich media development and a full range of network support services. BI also possesses a patented technology, CodecSys, which provides enhanced video at current bandwidths or reduces the cost of bandwidth while maintaining quality.

Broadcast International was founded in 1984 and is a public company (OTC BB: BCST) headquartered in Salt Lake City, UT.  For more information and to learn more about Broadcast International and CodecSys on the Web go to www.brin.com and www.codecsys.com

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All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Additional Factors That May Affect Our Business" in the Company's most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Contact:

Joe Zappulla

Grannus Financial Advisors, Inc.

212-681-4100

JZappulla@GrannusFinancial.com

Mike McIntyre

Consolidated Concepts, Inc.

(718) 701-4314

mike.mcintyre10@gmail.com